Exhibit 99

600 North Dairy Ashford (77079-1175) P. O. Box 2197 Houston, TX 77252-2197 Phone 281.293.1000 www.conocophillips.com

NEWS RELEASE

ConocoPhillips Announces Preliminary
2006 Year-End Reserve Information

HOUSTON, January 10, 2007 --- ConocoPhillips [NYSE:COP] today announced preliminary proved reserve additions for 2006 of approximately 300 percent of the company’s barrels-of-oil-equivalent (BOE) production.  Proved reserve additions, including sales and acquisitions, are expected to be approximately 2.6 billion BOE.  Production for the year is expected to be approximately 880 million BOE, including fuel gas.  The company expects to end 2006 with approximately 11.1 billion BOE of proved reserves.  These reserves exclude 0.3 billion barrels associated with the company’s Canadian Syncrude operations.  In addition, while the company announced the joint venture with EnCana in 2006, the transaction closed in early 2007.  Accordingly, initial reserve additions for the EnCana joint venture are expected to occur in 2007 and are not included in 2006 reserves.

Reserve additions from acquisitions are expected to be approximately 2.5 billion BOE, reflecting the acquisition of Burlington Resources and increased ownership in LUKOIL.  Reserve additions from major projects and investments were largely offset by downward reserve revisions, including the impact from reservoir performance, annual field life evaluations, and country exit.

The company will provide additional, final information related to its 2006 oil and gas reserves in its Annual Report on Form 10-K, expected to be filed with the U.S. Securities and Exchange Commission in late February.

ConocoPhillips is an integrated petroleum company with interests around the world.  For more information, go to www.conocophillips.com.

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CONTACTS:
Becky Johnson (media)	281-293-6743
Gary Russell (investors)	212-207-1996

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.